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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 8, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in PLATO Learning, Inc.'s Annual Report on Form 10-K for the year ended as of October 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

August 23, 2000